Och-Ziff Capital Management Group LLC Reports
2015 Second Quarter Results
2015 Second Quarter Dividend of $0.14 per Class A Share
NEW YORK, August 4, 2015 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net income allocated to Class A Shareholders (“GAAP Net Income”) of $4.8 million, or $0.03 per basic and diluted Class A Share, for the second quarter ended June 30, 2015. The Company also declared a $0.14 per share cash dividend on its Class A Shares for the 2015 second quarter.
Summary Highlights

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Distributable Earnings of $95.2 million, or $0.18 per Adjusted Class A Share, for the 2015 second quarter, 5% higher than $90.4 million, or $0.18 per Adjusted Class A Share, for the 2014 second quarter.

•	Assets under management totaled $48.0 billion as of June 30, 2015, increasing 5% year-over-year.

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Longer-dated assets under management, which are those subject to initial commitment periods of three years or longer, were $16.5 billion, or 34% of the Company’s total assets under management as of June 30, 2015, increasing 12% year-over-year.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $15.0 billion, comprising 31% of assets under management as of June 30, 2015, increasing 26% year-over-year.

◦	Estimated assets under management totaled $46.5 billion as of August 1, 2015.

•	Assets under management in the Company’s multi-strategy products totaled $33.0 billion as of June 30, 2015, decreasing 3% year-over-year.

◦	Assets under management for the OZ Master Fund, the Company’s global multi-strategy fund, were $27.0 billion as of June 30, 2015, essentially unchanged from June 30, 2014.

▪	The fund generated a net return of 4.1% through June 30, 2015, and an annualized net return since inception of 12.7%(1). For July 2015, the fund’s estimated net return was 0.7%.

▪	The year-to-date net return reflects strong performance of the fund’s long/short equity special situations strategies globally.

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(1)Please see Exhibit 7 that accompanies this press release for additional information regarding the returns of the OZ Master Fund.

•	Assets under management in the Company’s dedicated credit products totaled $11.7 billion as of June 30, 2015, increasing 29% year-over-year.

◦	Assets under management in the Company’s opportunistic credit funds were $5.1 billion as of June 30, 2015, increasing 2% year-over-year.

◦
OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a net return of 1.1% through June 30, 2015, and an annualized net return since inception of 15.7%. Assets under management for the fund were $1.6 billion as of June 30, 2015, increasing 59% year-over-year.

◦
Assets under management in Institutional Credit Strategies (“ICS”), the Company’s asset management platform that invests in performing credits, were $6.6 billion as of June 30, 2015, increasing 63% year-over-year.

•	Assets under management in the Company’s real estate funds totaled $2.0 billion as of June 30, 2015, increasing 9% year-over-year.

◦	Since inception, Och-Ziff Real Estate Fund II, which finished its investment period in 2014, generated a net IRR of 22.9% through June 30, 2015 and a gross multiple of invested capital of 1.7x.
“During the second quarter, our funds performed well, capping a strong first half,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “We are extremely pleased with our fund performance across all asset classes this year.
“We believe we have built a significant competitive advantage in each of our strategies, which in turn has enabled us to diversify our business and build scale in these areas in a short period of time. We believe that institutional investors are migrating to alternative managers who have not only demonstrated consistent performance, but who can also offer products and investment expertise in a range of asset classes. This select group of managers, of which we believe we are one, has the size, scale and brand that enable them to identify and capitalize on emerging opportunities globally.”
GAAP NET INCOME ALLOCATED TO CLASS A SHAREHOLDERS
For the 2015 second quarter, Och-Ziff reported GAAP Net Income of $4.8 million, or $0.03 per basic and diluted Class A Share, compared to $10.7 million, or $0.06 per basic and $0.05 per diluted Class A Share, for the 2014 second quarter. For the 2015 first half, Och-Ziff reported GAAP Net Income of $30.6 million, or $0.17 per basic and diluted Class A Share, compared to $34.6 million, or $0.20 per basic and diluted Class A Share, for the 2014 first half.
The year-over-year decrease in both the Company’s second quarter and first half GAAP results was primarily driven by higher income tax expense (net of a corresponding reduction in the Company’s tax receivable agreement liability) and other operating expenses. These decreases were partially offset by both higher management fees and incentive income. Also contributing to the year-to-date decrease was a gain on the sale of an investment held by a joint venture in the 2014 first quarter that did not reoccur in 2015.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)
The Company’s Distributable Earnings for the 2015 second quarter were $95.2 million, or $0.18 per Adjusted Class A Share, 5% higher than $90.4 million, or $0.18 per Adjusted Class A Share, for the 2014 second quarter. Distributable Earnings for the 2015 first half were $221.9 million, or $0.43 per Adjusted Class A Share, slightly higher than $218.2 million, or $0.43 per Adjusted Class A Share, for the 2014 first half.
The year-over-year increases in Distributable Earnings were primarily due to higher management fees and incentive income, and lower Adjusted Income Taxes, partially offset by higher operating expenses. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompanies this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT
Rounding differences may occur.

			Year-Over-Year Change
(dollars in billions)	June 30, 2015	June 30, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$33.0	$34.0	$(3.5)	$—	$2.5	$(1.0)	-3%
Credit
Opportunistic credit funds	5.1	5.0	0.6	(0.8)	0.3	0.1	2%
Institutional Credit Strategies	6.6	4.0	2.5	—	—	2.5	63%
Real estate funds	2.0	1.8	0.3	(0.2)	—	0.2	9%
Other	1.3	1.1	0.1	—	0.1	0.2	23%
Total	$48.0	$45.9	$0.1	$(1.0)	$2.9	$2.1	5%
As of June 30, 2015, assets under management totaled $48.0 billion, an increase of $2.1 billion, or 5%, from June 30, 2014, which was driven by performance-related appreciation of $2.9 billion and capital net inflows of $129.9 million. These amounts were partially offset by $1.0 billion of distributions to investors in the Company's closed-end opportunistic credit and real estate funds, and other reductions.
Assets under management decreased to an estimated $46.5 billion as of August 1, 2015. This decrease reflected estimated performance-related appreciation of approximately $173.3 million in July and capital net outflows of approximately $1.6 billion, which was comprised of approximately $1.2 billion of capital net outflows on July 1, 2015 and approximately $392.0 million of capital net outflows from July 2, 2015 to August 1, 2015.
Please see detailed assets under management and fund information on Exhibits 6 and 7 that accompany this press release.

Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $33.0 billion as of June 30, 2015, decreasing 3%, or $1.0 billion, year-over-year. This change was driven by net capital outflows of $3.5 billion, partially offset by performance-related appreciation of $2.5 billion.
Credit
Assets under management in the Company’s dedicated credit products totaled $11.7 billion as of June 30, 2015, increasing $2.7 billion, or 29%, year-over-year. This change was driven by capital net inflows of $3.2 billion, and performance-related appreciation of $299.9 million, partially offset by $809.3 million of distributions and other reductions in the Company's closed-end opportunistic credit funds.
Opportunistic credit
The Company’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.1 billion as of June 30, 2015, increasing 2% year-over-year. This increase was primarily due to $286.0 million of performance-related appreciation, driven by positive investment performance across all of these funds and platforms, including the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund.
Net capital flows were comprised of $633.8 million of capital net inflows, primarily into the OZ Credit Opportunities Master Fund, which were offset by $809.3 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds.
Institutional Credit Strategies
ICS is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $6.6 billion as of June 30, 2015, increasing $2.5 billion, or 63%, year-over-year. The increase was primarily driven by four CLOs that closed in the year-over-year period. ICS managed 11 CLOs as of June 30, 2015.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.0 billion as of June 30, 2015, increasing $170.1 million, or 9%, year-over-year. The increase in assets under management was driven by additional commitments to Och-Ziff Real Estate Fund III, partially offset by distributions and other reductions from Och-Ziff Real Estate Funds I and II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 22.9% through June 30, 2015. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.4% through June 30, 2015.

ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2015 second quarter were $199.1 million, a 14% increase from $174.2 million for the 2014 second quarter. Management fees were $167.0 million, 5% higher than $159.7 million for the prior-year period. Incentive income was $31.5 million, 119% higher than the $14.4 million for the prior-year period.
Economic Income revenues for the 2015 first half were 428.6 million, a 10% increase from $388.2 million for the 2014 first half. Management fees were $330.9 million, 5% higher than $314.2 million for the prior-year period. Incentive income was $96.8 million, 32% higher than the $73.4 million for the prior-year period.
The year-over-year increase in management fees for the quarter-to-date and year-to-date periods was driven primarily by the year-over-year growth in assets under management. The year-over-year increase in incentive income for the quarter-to-date period was driven primarily by incentive income from redemptions in the Company’s multi-strategy funds. Also contributing to the increase was higher incentive income from certain of the Company’s real estate funds.
The year-over-year increase in incentive income for the year-to-date period was driven by certain of the Company’s opportunistic credit funds, resulting from higher tax distributions taken in the 2015 first quarter to cover tax liabilities on incentive income that has been accrued but will not be realized until the end of the relevant commitment period. Also contributing to the year-over-year increase was higher incentive income from redemptions in the Company’s multi-strategy funds, as well as higher incentive income from certain of the Company’s real estate funds. These increases were partially offset by a decrease in incentive income earned from the Company’s closed-end opportunistic credit funds.
The average management fee rate was 1.42% for the 2015 second quarter and first half. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2015 second quarter totaled $33.1 million, up 11% from $29.8 million for the 2014 second quarter. Salaries and benefits were $27.7 million, 11% higher than $25.1 million in the prior-year period due to an increase in the Company’s headcount globally. Bonus expense for the 2015 second quarter totaled $5.3 million, compared to $4.7 million for the prior-year period.
Compensation and benefits for the 2015 first half totaled $66.4 million, a 13% increase from $59.0 million for the 2014 first half. Salaries and benefits were $55.6 million, 10% higher than $50.7 million in the prior-

year period due to an increase in the Company’s headcount globally. Bonus expense for the 2015 first half totaled $10.8 million, compared to $8.2 million for the prior-year period.
The ratio of salaries and benefits to management fees was 17% for the 2015 second quarter and first half, compared to 16% for the 2014 second quarter and first half.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2015 second quarter totaled $50.7 million, up 63% from $31.1 million in the prior-year period. Non-compensation expenses for the 2015 first half totaled $91.0 million, up 52% from $60.0 million in the prior-year period. The year-over-year increases were driven by higher professional fees primarily due to increased legal expenses relating to certain regulatory and legal matters, as well as higher interest expense primarily due to the issuance of the Company’s Senior Notes in the 2014 fourth quarter.
The ratio of non-compensation expenses to management fees was 30% for the 2015 second quarter and 28% for the 2015 first half, respectively, compared to 19% for 2014 second quarter and first half.
Economic Income (Non-GAAP)
Economic Income for the 2015 second quarter was $115.3 million, slightly higher than the $113.4 million for the 2014 second quarter. Economic Income for the 2015 first half was $271.2 million, slightly lower than the $274.2 million for the 2014 first half.
The year-over-year increase in Economic Income for the quarter-to-date period was primarily due to higher management fees and incentive income, partially offset by higher operating expenses. The year-over-year decrease in Economic Income for the year-to-date period was due to higher operating costs and a net gain on the sale of an investment held by a joint venture in the 2014 first quarter that did not reoccur in 2015, partially offset by higher management fees and incentive income.
CAPITAL
As of June 30, 2015, the number of Class A Shares outstanding was 177,195,620. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) (until the Ziffs exchanged their remaining interests during the 2014 second quarter) in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the second quarter and the first half ended June 30, 2015, the total weighted-average Adjusted Class A Shares outstanding were 516,752,646 and 515,738,818, respectively.
DIVIDEND
The Board of Directors of Och-Ziff declared a 2015 second-quarter dividend of $0.14 per Class A Share. The dividend is payable on August 21, 2015 to holders of record as of the close of business on August 14, 2015.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2015 second-quarter dividend will be treated as return of capital.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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The Company will host a conference call today, August 4, 2015, at 8:30 a.m. Eastern Time to discuss its 2015 second quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4205 (callers inside the U.S.) or +1-617-213-4862 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 17125716. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Public Investors section of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 12112929, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses

Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•
Income allocations to the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•
Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•
Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter), including the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2014, dated February 23, 2015, and in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, dated May 5, 2015, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff Capital Management Group LLC
Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai and Shanghai. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of August 1, 2015, Och-Ziff had approximately $46.5 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).
Investor Relations Contact:
Tina Madon
Managing Director
Head of Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
George Sard or Jonathan Gasthalter
Sard Verbinnen & Co
+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Management fees	$167,486	$164,031	$333,429	$322,801
Incentive income	28,537	10,918	85,647	63,011
Other revenues	508	201	969	647
Income of consolidated Och-Ziff funds	124,868	87,319	234,205	161,490
Total Revenues	321,399	262,469	654,250	547,949

Expenses
Compensation and benefits	71,375	66,694	141,293	132,549
Reorganization expenses	4,017	4,021	8,034	8,042
Interest expense	5,405	1,693	10,650	3,359
General, administrative and other	12,013	43,231	61,848	79,143
Expenses of consolidated Och-Ziff funds	78,383	38,456	138,271	77,133
Total Expenses	171,193	154,095	360,096	300,226

Other Income (Loss)
Net gains on investments in Och-Ziff funds and joint ventures	72	390	189	5,873
Net gains (losses) of consolidated Och-Ziff funds	(3,399)	65,768	42,486	120,267
Total Other Income (Loss)	(3,327)	66,158	42,675	126,140

Income Before Income Taxes	146,879	174,532	336,829	373,863
Income taxes	82,025	21,328	107,185	54,919
Consolidated and Comprehensive Net Income	$64,854	$153,204	$229,644	$318,944

Allocation of Consolidated and Comprehensive Net Income
Class A Shareholders	$4,760	$10,716	$30,631	$34,568
Noncontrolling interests	58,022	128,596	191,375	260,661
Redeemable noncontrolling interests	2,072	13,892	7,638	23,715
	$64,854	$153,204	$229,644	$318,944

Earnings Per Class A Share
Basic	$0.03	$0.06	$0.17	$0.20
Diluted	$0.03	$0.05	$0.17	$0.20

Weighted-Average Class A Shares Outstanding
Basic	177,693,164	172,733,171	177,664,174	172,329,212
Diluted	182,095,697	479,894,909	181,126,383	176,821,370

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(12,328)	$17,088	$4,760	$12,992	$(2,276)	$10,716
Net income allocated to the Och-Ziff Operating Group A Units	50,802	—	50,802	48,981	—	48,981
Equity-based compensation	29,269	978	30,247	28,422	317	28,739
Income taxes	82,025	—	82,025	21,217	111	21,328
Adjustment for incentive income allocations from consolidated funds subject to clawback	(3,066)	(15,739)	(18,805)	(10,575)	769	(9,806)
Allocations to Och-Ziff Operating Group D Units	5,189	225	5,414	4,317	—	4,317
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	2,175	2,175	2,192	1,671	3,863
Reorganization expenses	4,017	—	4,017	4,021	—	4,021
Changes in tax receivable agreement liability	(48,401)	—	(48,401)	(4)	—	(4)
Depreciation and amortization	2,814	186	3,000	1,617	186	1,803
Other adjustments	190	(147)	43	(371)	(236)	(607)
Economic Income—Non-GAAP	$110,511	$4,766	115,277	$112,809	$542	113,351
Adjusted Income Taxes—Non-GAAP(1)			(20,068)			(22,905)
Distributable Earnings—Non-GAAP			$95,209			$90,446

Weighted-Average Class A Shares Outstanding			177,693,164			172,733,171
Weighted-Average Partner Units			324,501,026			320,719,223
Weighted-Average Class A Restricted Share Units (RSUs)			14,558,456			15,187,951
Weighted-Average Adjusted Class A Shares			516,752,646			508,640,345

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.18			$0.18

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(7,866)	$38,497	$30,631	$37,437	$(2,869)	$34,568
Net income allocated to the Och-Ziff Operating Group A Units	131,734	—	131,734	122,562	—	122,562
Equity-based compensation	57,274	1,769	59,043	55,552	317	55,869
Income taxes	107,185	—	107,185	54,808	111	54,919
Adjustment for incentive income allocations from consolidated funds subject to clawback	(826)	(36,452)	(37,278)	(18,219)	96	(18,123)
Allocations to Och-Ziff Operating Group D Units	10,886	563	11,449	9,474	—	9,474
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	3,594	3,594	3,293	4,936	8,229
Reorganization expenses	8,034	—	8,034	8,042	—	8,042
Changes in tax receivable agreement liability	(48,426)	—	(48,426)	(3,819)	—	(3,819)
Depreciation and amortization	4,778	371	5,149	3,260	371	3,631
Other adjustments	401	(291)	110	(983)	(178)	(1,161)
Economic Income—Non-GAAP	$263,174	$8,051	271,225	$271,407	$2,784	274,191
Adjusted Income Taxes—Non-GAAP(1)			(49,318)			(55,944)
Distributable Earnings—Non-GAAP			$221,907			$218,247

Weighted-Average Class A Shares Outstanding			177,664,174			172,329,212
Weighted-Average Partner Units			324,495,004			320,777,704
Weighted-Average Class A Restricted Share Units (RSUs)			13,579,640			13,893,047
Weighted-Average Adjusted Class A Shares			515,738,818			506,999,963

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.43			$0.43

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$162,660	$4,826	$167,486	$161,463	$2,568	$164,031
Adjustment to management fees(1)	(477)	—	(477)	(4,377)	—	(4,377)
Management Fees—Economic Income Basis—Non-GAAP	162,183	4,826	167,009	157,086	2,568	159,654

Incentive income—GAAP	28,537	—	28,537	10,918	—	10,918
Adjustment to incentive income(2)	758	2,242	3,000	3,461	—	3,461
Incentive Income—Economic Income Basis—Non-GAAP	29,295	2,242	31,537	14,379	—	14,379
Other revenues	499	9	508	194	7	201
Total Revenues—Economic Income Basis—Non-GAAP	$191,977	$7,077	$199,054	$171,659	$2,575	$174,234

Compensation and benefits—GAAP	$66,209	$5,166	$71,375	$63,640	$3,054	$66,694
Adjustment to compensation and benefits(3)	(34,920)	(3,378)	(38,298)	(34,929)	(1,989)	(36,918)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$31,289	$1,788	$33,077	$28,711	$1,065	$29,776

Interest expense and general, administrative and other expenses—GAAP	$16,712	$706	$17,418	$43,770	$1,154	$44,924
Adjustment to interest expense and general, administrative and other expenses(4)	33,464	(183)	33,281	(13,631)	(186)	(13,817)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$50,176	$523	$50,699	$30,139	$968	$31,107

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$70	$2	$72	$390	$—	$390
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(70)	(2)	(72)	(390)	—	(390)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$—	$—	$—

Net income allocated to noncontrolling interests—GAAP	$22,112	$35,910	$58,022	$95,303	$33,293	$128,596
Adjustment to net income allocated to noncontrolling interests(6)	(22,111)	(35,910)	(58,021)	(95,303)	(33,293)	(128,596)
Net Income Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$1	$—	$1	$—	$—	$—

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$323,828	$9,601	$333,429	$317,559	$5,242	$322,801
Adjustment to management fees(1)	(2,577)	—	(2,577)	(8,587)	—	(8,587)
Management Fees—Economic Income Basis—Non-GAAP	321,251	9,601	330,852	308,972	5,242	314,214

Incentive income—GAAP	85,647	—	85,647	63,011	—	63,011
Adjustment to incentive income(2)	7,418	3,755	11,173	10,376	—	10,376
Incentive Income—Economic Income Basis—Non-GAAP	93,065	3,755	96,820	73,387	—	73,387
Other revenues	951	18	969	633	14	647
Total Revenues—Economic Income Basis—Non-GAAP	$415,267	$13,374	$428,641	$382,992	$5,256	$388,248

Compensation and benefits—GAAP	$131,019	$10,274	$141,293	$125,153	$7,396	$132,549
Adjustment to compensation and benefits(3)	(68,948)	(5,926)	(74,874)	(68,318)	(5,254)	(73,572)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$62,071	$4,348	$66,419	$56,835	$2,142	$58,977

Interest expense and general, administrative and other expenses—GAAP	$71,151	$1,347	$72,498	$81,801	$701	$82,502
Adjustment to interest expense and general, administrative and other expenses(4)	18,878	(372)	18,506	(22,176)	(371)	(22,547)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$90,029	$975	$91,004	$59,625	$330	$59,955

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$187	$2	$189	$5,873	$—	$5,873
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(187)	(2)	(189)	(999)	—	(999)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$4,874	$—	$4,874

Net income allocated to noncontrolling interests—GAAP	$148,601	$42,774	$191,375	$191,532	$69,129	$260,661
Adjustment to net income allocated to noncontrolling interests(6)	(148,608)	(42,774)	(191,382)	(191,533)	(69,129)	(260,662)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(7)	$—	$(7)	$(1)	$—	$(1)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2015
	March 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2015

Multi-strategy funds	$33,872,642	$(1,139,366)	$—	$257,182	$32,990,458
Credit
Opportunistic credit funds	5,191,989	18,201	(174,260)	48,681	5,084,611
Institutional Credit Strategies	5,857,399	707,095	—	3,486	6,567,980
Real estate funds	2,058,366	9,488	(68,649)	4,347	2,003,552
Other	1,329,831	(22,800)	—	16,282	1,323,313
Total	$48,310,227	$(427,382)	$(242,909)	$329,978	$47,969,914

	Three Months Ended June 30, 2014
	March 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2014

Multi-strategy funds	$32,539,862	$957,224	$—	$471,829	$33,968,915
Credit
Opportunistic credit funds	4,760,825	92,336	(50,788)	171,694	4,974,067
Institutional Credit Strategies	2,636,458	1,387,838	—	3,614	4,027,910
Real estate funds	1,733,042	434,324	(337,951)	4,056	1,833,471
Other	956,205	101,828	—	21,808	1,079,841
Total	$42,626,392	$2,973,550	$(388,739)	$673,001	$45,884,204

	Six Months Ended June 30, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2015

Multi-strategy funds	$34,100,390	$(2,600,685)	$—	$1,490,753	$32,990,458
Credit
Opportunistic credit funds	5,098,600	416,454	(537,190)	106,747	5,084,611
Institutional Credit Strategies	5,166,734	1,395,147	—	6,099	6,567,980
Real estate funds	2,022,399	64,001	(82,941)	93	2,003,552
Other	1,146,292	91,132	(1)	85,890	1,323,313
Total	$47,534,415	$(633,951)	$(620,132)	$1,689,582	$47,969,914

	Six Months Ended June 30, 2014
	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2014

Multi-strategy funds	$31,768,578	$1,738,393	$—	$461,944	$33,968,915
Credit
Opportunistic credit funds	4,305,438	531,787	(229,865)	366,707	4,974,067
Institutional Credit Strategies	2,605,628	1,422,838	—	(556)	4,027,910
Real estate funds	970,568	1,203,740	(345,425)	4,588	1,833,471
Other	588,600	474,134	—	17,107	1,079,841
Total	$40,238,812	$5,370,892	$(575,290)	$849,790	$45,884,204

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Returns for the Six Months Ended June 30,				Annualized Returns Since Inception Through June 30, 2015
			2015		2014
	2015	2014	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$27,046,091	$27,136,636	6.1%	4.1%	3.5%	2.1%	18.0%	(2)	12.7%	(2)
OZ Asia Master Fund	1,272,444	1,377,662	15.7%	12.0%	-5.7%	-6.7%	10.9%		6.5%
OZ Europe Master Fund	918,757	1,302,832	7.3%	5.2%	-1.0%	-1.9%	12.4%		8.2%
OZ Enhanced Master Fund	1,262,828	997,022	9.8%	7.0%	3.8%	2.3%	20.1%		14.1%
Och-Ziff European Multi-Strategy UCITS Fund	302,105	612,146	8.0%	5.9%	-4.5%	-5.6%	6.4%		3.4%
Other funds	2,188,233	2,542,617	n/m	n/m	n/m	n/m	n/m		n/m
	32,990,458	33,968,915
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,573,470	992,645	1.5%	1.1%	9.4%	6.9%	21.1%		15.7%
Customized Credit Focused Platform	1,814,973	1,712,405	3.7%	2.7%	11.8%	9.0%	22.0%		16.7%
Closed-end opportunistic credit funds	1,130,221	1,795,291	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	565,947	473,726	n/m	n/m	n/m	n/m	n/m		n/m
	5,084,611	4,974,067
Institutional Credit Strategies	6,567,980	4,027,910	See the following page for information on the Company’s institutional credit strategies.
	11,652,591	9,001,977

Real estate funds	2,003,552	1,833,471	See the second following page for information on the Company’s real estate funds.

Other	1,323,313	1,079,841	n/m	n/m	n/m	n/m	n/m		n/m

Total	$47,969,914	$45,884,204
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Inception to Date as of June 30, 2015
					IRR
	2015	2014	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)	$312,700	$554,853	$459,600	$305,487	18.6%	14.1%	1.4x
OZ Structured Products Domestic Fund II (2011-2014)(7)	349,142	490,591	326,850	326,850	22.8%	17.7%	1.8x
OZ Structured Products Offshore Fund II (2011-2014)(7)	301,982	418,592	304,531	304,531	20.3%	15.6%	1.7x
OZ Structured Products Offshore Fund I (2010-2013)(7)	25,089	38,784	155,098	155,098	24.0%	19.4%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	15,425	32,562	99,986	99,986	23.1%	18.3%	2.0x
Other funds	125,883	259,909	298,250	268,250	n/m	n/m	n/m
	$1,130,221	$1,795,291	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of June 30,
	Closing Date	Initial Deal Size	2015	2014

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$505,682	$466,691
OZLM II	November 1, 2012	560,100	518,066	515,616
OZLM III	February 20, 2013	653,250	614,041	611,665
OZLM IV	June 27, 2013	600,000	543,525	541,287
OZLM V	December 17, 2013	501,250	471,074	469,813
OZLM VI	April 16, 2014	621,250	593,269	591,865
OZLM VII	June 26, 2014	824,750	796,434	795,973
OZLM VIII	September 9, 2014	622,250	596,239	—
OZLM IX	December 22, 2014	510,208	495,667	—
OZLM XI	March 12, 2015	510,500	490,977	—
OZLM XII	May 28, 2015	565,650	546,435	—
		6,479,908	6,171,409	3,992,910
Other funds	n/a	n/a	396,571	35,000
		$6,479,908	$6,567,980	$4,027,910

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Inception to Date as of June 30, 2015
				Total Investments					Realized/Partially Realized Investments(8)
	2015	2014	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$39,368	$61,881	$408,081	$384,603	$767,722	25.1%	15.4%	2.0x	$359,360	$760,491	28.0%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(7)	393,876	453,304	839,508	712,495	1,199,285	36.1%	22.9%	1.7x	462,955	844,377	43.7%	1.8x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,445,391	1,176,671	1,500,000	171,000	175,152	n/m	n/m	n/m	—	—	n/m	n/m
Other funds	124,917	141,615	232,701	118,283	151,975	n/m	n/m	n/m	—	—	n/m	n/m
	$2,003,552	$1,833,471	$2,980,290	$1,386,381	$2,294,134				$822,315	$1,604,868

	Unrealized Investments as of June 30, 2015
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$25,243	$7,231	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	249,540	354,908	1.4x
Och-Ziff Real Estate Fund III (2014-2019)(13)	171,000	175,152	n/m
Other funds	118,283	151,975	n/m
	$564,066	$689,266
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion and have varied materially since inception and are expected to vary materially in the future. As of June 30, 2015, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 14.1% and 9.6%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of June 30, 2015, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of June 30, 2015. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of June 30, 2015.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of June 30, 2015, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of June 30, 2015, approximately 34% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	June 30, 2015
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$3,857,901	$96,643
Credit
Opportunistic credit funds	3,862,268	150,924
Institutional Credit Strategies	6,532,775	—
Real estate funds	2,003,552	105,486
Other	283,901	—
	$16,540,397	$353,053
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 6% and 17% of the longer-term assets under management in the multi-strategy funds to mature during the third quarter of 2015 and remainder of 2015, respectively. The Company does not expect the initial commitment period for a significant amount of longer-term assets under management in its open-end opportunistic credit funds to expire in 2015. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period, as presented in the tables in Exhibit 7. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of July 1, 2015

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	68%	Pensions	33%
Structured Credit	10%	Private Banks	17%
Convertible and Derivative Arbitrage	8%	Fund-of-Funds	13%
Merger Arbitrage	7%	Corporate, Institutional and Other	12%
Corporate Credit	6%	Foundations and Endowments	12%
Private Investments	1%	Related Parties	7%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	74%	North America	74%
Europe	15%	Europe	15%
Asia	11%	Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	June 30, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Total Assets Under Management	$47,969,914	$47,534,415	$40,238,812	$32,603,930
Year-over-Year Growth	5%	18%	23%	13%

Longer-Term Assets Under Management(1)	$16,540,397	$15,150,049	$10,640,836	$6,947,746
% of Total Assets Under Management	34%	32%	26%	21%

Assets Under Management by Product
Multi-strategy funds	69%	72%	79%	85%
Credit
Opportunistic credit funds	11%	11%	11%	7%
Institutional Credit Strategies	14%	11%	6%	3%
Real estate funds	4%	4%	2%	3%
Other	2%	2%	2%	2%
Total assets under management in credit, real estate and other funds	31%	28%	21%	15%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.